                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 49                                   Trade Date: 12/23/02
(To Prospectus dated March 22, 2000 and                     Issue Date: 12/27/02
Prospectus Supplement dated December 20, 2001)


The date of this Pricing Supplement is December 24, 2002

       CUSIP
         or
    Common Code       Principal Amount     Interest Rate      Maturity Date     Price to Public
    -----------       ----------------     -------------      -------------     ---------------
     91131UEX8          $3,567,000.00          4.00%            12/15/10             100%


  Interest Payment
     Frequency                              Subject to         Dates and terms of redemption
    (begin date)      Survivor's Option     Redemption        (including the redemption price)
    ------------      -----------------     ----------        --------------------------------
     1/15/03                Yes                Yes                    100% 12/15/03
     monthly                                                     semi-annually thereafter


                        Discounts and
  Proceeds to UPS        Commissions        Reallowance            Dealer             Other Terms
  ---------------        -----------        -----------            ------             -----------
   $3,513,495.00         $53,505.00            $2.00          ABN AMRO Financial
                                                              Services, Inc.
